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                                                                   Exhibit 10.1

                         DISTRIBUTION AGREEMENT

                  This DISTRIBUTION AGREEMENT ("AGREEMENT"), dated May 1, 2001, is between NATIONAL CABLE TELEVISION CO-OP., a Kansas corporation) and HISPANIC TELEVISION NETWORK, INC., a Delaware corporation ("NETWORK").

                                   BACKGROUND

     The NCTC is in the business of licensing from television programmers the right to distribute their programming to NCTC Participating Members of Franchised CATV Systems which want to subscriber to the Network Service. NCTC wishes to obtain the right on behalf of its members, and Network wishes to grant NCTC the right, to distribute Network's programming.

NETWORK AND NCTC MAKE THESE AGREEMENTS:

1.   DEFINITIONS.

     a. The "SERVICES": The following television programming services, referred to collectively as the "SERVICES" and individually as a "SERVICE:" HISPANIC TELEVISION NETWORK.

     b. "SYSTEM": For each Service, CATV System listed on the Schedule of Systems attached to this Agreement (the "SCHEDULE OF SYSTEMS") as of the Commencement Date (defined below) or later added to the Schedule of Participating Member Systems with Network's written consent.

     c. "PARTICIPATING MEMBER" is the entity that owns, controls and operates each CATV System, as listed on the Schedule of Participating Members that subscriber to Service.

     d. "BASIC PACKAGE": For each Participating Member, the video programming services package that is subscribed to by all subscribers receiving one or more video programming services.

     e. "EXPANDED BASIC PACKAGE": For each Participating Member, a package of video programming services that is received at all times by at least 50% of the total aggregate number of subscribers to any video programming services.

     a. "DIGITAL BASIC SERVICE": For each Participating Member, a package of video programming services that is received by all digital subscribers.

     b. "DIGITAL TIER SERVICE": For each Participating Member, a package of video programming services that is received by digital subscribers by paying an extra fee.

     c. "SERVICE SUBSCRIBER": With respect to each Service, a Service Subscriber is each person, entity and location, whether residential, commercial or other, that receives the Service from any Participating Member, including (i) each single-family dwelling, (ii) each rental unit or individual lodging unit in a Multi-Unit Facility, (iii) each establishment for eating, drinking or entertainment (including but not limited to bars, taverns and restaurants), and (iv) each office or business location. Without limiting the scope or generality of the preceding sentence, each hotel or motel room, each hospital or patient room, and each private office or business location authorized to receive the Service will be deemed a Service Subscriber. NCTC will require Participating Members serving hotels, motels, hospitals, ships, or similar places of accommodation to deliver the Service to each guest room and to all other television sets in the facility.

     i. "COMMERCIAL SUBSCRIBER": For each Service, any Service Subscriber that receives the Service for exhibition in any commercial establishment, including any arena, bar, club, tavern, restaurant, transportation terminal, store, office, or other commercial establishment.

     j. "ACTUAL SERVICE PENETRATION": For each Participating Member and Service, the percentage that the number of the Participating Member's Service Subscribers bears to the total number of the Participating Member's subscribers for a particular period.

     k. "TERRITORY": The United States and its commonwealths, territories and possessions.

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     l. "DISTRIBUTION AREA": For each Participating Member, the geographic area within the Territory where NCTC may distribute the applicable Service via that Participating Member, as described on the Schedule of Participating Members by facility name, address and zip code.

     m. A "PERSON": Any individual, corporation, general or limited partnership, limited liability company, joint venture or other legal entity.

2. LICENSE. Network grants NCTC the non-exclusive right to distribute to Participating Members

3. TERM. The term of this Agreement ("TERM") begins May 1, 2001 (the COMMENCEMENT DATE") and ends April 30, 2006.

4.   DELIVERY.

     a. For Participating Members that receive analog or digital signals, Network will deliver the Services to each Participating Member's headend via domestic satellite or other means of transmission then commonly used by cable television networks which delivery Participating Member Network may change from time to time upon reasonable notice to NCTC.

     b. Each Participating Member will furnish all facilities necessary for each of its Systems to deliver the Services to its Subscribers.

     c. Network will provide each Participating Member with a Service signal that meets applicable Federal Communications Commission ("FCC") specifications. NCTC will, and will require each Participating Member to, use its best efforts to maintain and transmit a video and audio signal of each Service which is equivalent to the quality of the signal as transmitted by Network, and which at a minimum meets the specifications of the FCC.

     d. If Network changes its means of delivering any Service after the Commencement Date, it will give NCTC as much notice of the change as is reasonably practicable and if, as a result of the change, any Participating Member will incur material out-of-pocket costs to continue to receive the Service at any Participating Member (each an "AFFECTED PARTICIPATING MEMBER"), then NCTC and/or Affected Participating Member, as the sole remedy, may terminate this Agreement by giving Network notice within 60 days of its receipt of the change notice, unless Network agrees within 30 days of its receipt of NCTC's and/or Affected Participating Member's limited termination notice to:
         (i) lend to NCTC, for each Affected Participating Member, the equipment necessary for the Affected Participating Member's continued receipt of the Service; (ii) reimburse NCTC, who in turn will reimburse the applicable Participating Member Owner, for the Participating Member reasonable out-of-pocket costs necessary for the Affected Participating Members' continued receipt of the Service; or (iii) participate in an equitable cost sharing arrangement with other programming services delivered by the same new means of delivery, to achieve the Affected Participating Members' continued receipt of the Service.

     e. Each Participating Member to distribute each Service in the sequence and manner transmitted by Network and in its entirety, including without limitation all advertising and promotional material, copyright notices, credits and billings, without addition, deletion, alteration, editing or amendment, except that NCTC or Participating Members may add commercial advertisements in the commercial positions provided by Network, as permitted in Section 7.

     f. Network reserves and retains all rights in and to all signal distribution capacity contained within the bandwidth of each Service, and audio subcarriers, including without limitation the vertical blanking interval (VBI). Participating Members will pass all portions of each Service through to all respective Service Subscribers, including those that are directly related to or enhance the Service, but only to the extent that such use does not produce separate revenue (i.e., Network does not charge a fee for such use).

     g. Network has complete control of the programming and content of the Services, in its sole discretion.


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5.   CARRIAGE.

     a. Beginning on the Commencement Date, each Participating Member will distribute the applicable Service in either the Basic Package, Expanded Basic Package, Digital Basic or Digital Tier Package but each Participating Member may distribute the applicable Service to Commercial Subscribers on any level of carriage except pay-per-view or pay-per-day.

     b. Except as otherwise expressly provided in this Agreement, NCTC will not withdraw, discontinue, or reduce, or permit the applicable Participating Member Owner to withdraw, discontinue, or reduce distribution of any Service over any Participating Member after the introduction of the applicable Service in that Participating Member (whether the introduction occurs before, on or after the Commencement
         Date) unless and until:

         i. The Participating Member has entered into a separate agreement with Network, the Service owner or any other Network-authorized distributor to distribute the Service via the Participating Member;

         ii. The agreement through which NCTC has granted the Participating Member the right to distribute the Service via the Participating Member terminates;

         iii.  This Agreement terminates; or

         iv. The Participating Member no longer distributes video programming through any agreement or arrangement with NCTC.

     c. Participating Member will distribute each applicable Service to Service Subscribers full time, on a designated channel and in its entirety.

     d. Each Participating Member Owner will employ reasonable security practices and procedures to prevent unauthorized reception of its distribution of the Services.

     e. If a Participating Member discontinues carriage of any Service under this Agreement for any period, NCTC may not thereafter distribute the Service to that Participating Member unless Network gives its written consent to NCTC's re-addition of that Participating Member to the Schedule of Participating Members as an authorized Participating Member.

     f. During the Term, NCTC and Participating Members will be solely responsible for obtaining and maintaining in full force and effect, at their own cost, any and all licenses, permits, consents, registrations and authorizations from any and all relevant authorities in the Distribution Areas required to distribute each Service as contemplated by this Agreement.

     g. Any member of NCTC which is a party to a separate, individual affiliation agreement with Network, and which is current in all payments to Network, shall have the right to terminate that individual agreement and be added to Exhibit A as a Participating Member and include in this Agreement all systems covered in such separate, individual affiliation agreement. Upon being added to Exhibit A, the obligations of the Participating Member shall be governed by this Agreement, and not under such separate, individual affiliation agreement.


6    AD TIME.

     a. Subject to underlying programming restrictions (e.g., commercial advertising formats) and limitations in underlying programming agreements, Network will make available 4 minutes of advertising time in each hour of each Service to NCTC or to the Participating Member, for advertising insertion on each System at NCTC's or Participating Member's expense (the "AD TIME"), as positioned by Network in its sole discretion and to be allocated on a reasonably even basis among the advertising spots available to Network in each hour of each Service. In those Service programs where there are fewer than that number of minutes per hour of advertising time available to Network, Network will make available to NCTC or to the Participating Member as their Ad Time only that lesser amount of advertising time, if any, in those programs instead of number of minutes per hour otherwise required. As between Network and NCTC, NCTC or Participating


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         Member is responsible for all costs of, and NCTC or Participating
         Member is entitled to all proceeds from, NCTC's or any Participating Member Owner's sales of Ad Time.

     b. Neither NCTC nor any Participating Member Owner is entitled to Ad Time in direct on-air sales or for infomercial programming. NCTC and/or Participating Member may only use the Ad Time in conformance with applicable laws, regulations, rules, restrictions, and standards established by Network and provided to NCTC. NCTC and/or Participating Member will not use any Ad Time to advertise or promote tobacco products, distilled liquor, any "900," "976," or similar telephone solicitations that are sexual or prurient in content or directed at children, or material which is obscene, indecent, lewd or pornographic in whole or in part.

     c. From time to time Network may notify NCTC and Participating Members of restrictions and standards governing use of Ad Time (including without limitation restrictions due to exclusive advertising categories granted by Network or its Service providers, and restrictions on advertising unaffiliated competitive programming services). These restrictions and standards may restrict the types of products or services that NCTC or Participating Member Owner may insert in their ad time in certain programming events. All Ad Time sold or committed by NCTC or any Participating Member Owner after notice of those restrictions and standards will comply with those restrictions and standards.

7.   FEES AND REPORTS.

     a. Within 45 days after the end of each calendar month during the Term, NCTC will pay Network, with respect to each Participating Member and each Service carried by that Participating Member, a monthly fee equal to the number of each Participating Member's Service Subscribers multiplied by the Participating Member's applicable Base Rate set forth on the attached Rate Card ("RATE CARD"), except that for each Commercial Subscriber, NCTC will instead pay Network the Commercial Subscriber Rate in subsection (g) below. NCTC will also provide Network a true and complete report for the prior calendar month signed by NCTC's chief financial officer or his authorized designee, specifying all information necessary for Network to compute the fees due for the month. NCTC will pay Network these fees for each Service Subscriber whether or not the Participating Member Owners receive payment from their respective Service Subscribers. NCTC shall have no liability for subscriber fees of any Participating Member which accrue after the end of the calendar month immediately following the date upon which Network is notified by NCTC that a particular Participating Member has failed to pay subscriber fees when due. In return for providing group billing and collection services to Network in respect of Participating Members, NCTC shall be paid a fee equal to two percent (2%) of each months' subscriber fees collected by NCTC, which amount may be paid by NCTC deducting same from its remittances to Network.

     b. PAYMENTS. NCTC will pay the fees under this Agreement by delivering them to Network at the address given at the end of this Agreement (or any other location Network may designate in writing). Amounts past due from NCTC will accrue interest at the lesser of 1.5% per month or the maximum lawful rate from due date until paid. NCTC will reimburse Network for all of Network's reasonable costs and expenses of collecting overdue amounts, including court costs and attorneys' fees.

     c. NCTC will maintain complete and accurate books and records relating to this Agreement, including accounts of billing. On reasonable notice and no more than twice in any 12-month period, Network and its agents may inspect, make copies of, and otherwise audit those books and records at NCTC's offices during business hours. Network's right to audit will survive for 24 months after termination of this Agreement. If an audit finds that there has been underpayment of 10% or more, then NCTC will promptly reimburse Network for the cost of the audit. NCTC will have the right to seek credits for any overpayments of fees it has made.

     d. NCTC will require each Participating Member to maintain, during the Term and for 2 years after its end, complete and accurate books and records relating to the Participating Member's distribution of each Service. NCTC will require each Participating Member to allow Network, on reasonable notice to NCTC, to inspect, make copies of, and otherwise audit those books and records at the Participating Member's offices during business hours. Network's right to audit under this subsection
         (d) will survive for 24 months after termination or expiration of this Agreement. Network may not audit any Participating Member more than twice in any 12-month period. If an audit finds any underreporting of Service Subscribers by the


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         Participating Member, NCTC will promptly pay Network the fees required under this Agreement for the unreported Service Subscribers, whether or not the Participating Member has paid NCTC for those Service Subscribers.

     e. Neither party may commence any action to offset or recover any overpayment or underpayment of fees under this Agreement more than 2 years after the fees were due.

     f. NUMBER OF SERVICE SUBSCRIBERS. For purposes of calculating fees, the number of a Participating Member's Service Subscribers for the applicable Service for any calendar month is:

         i. the number of its Service Subscribers in single-family homes as of the last day of the month; PLUS

         ii. the number of its Service Subscribers in Multi-Unit Facilities as of the last day of the month, calculated on an "equivalent subscriber" basis as described below ("EQUIVALENT SUBSCRIBERS").

     g.  CALCULATION OF EQUIVALENT SUBSCRIBERS.

         i. If a Participating Member serves subscribers in one or more Multi-Unit Facilities and subscribers in single-family homes, the number of its Equivalent Subscribers in a Multi-Unit Facility is calculated by dividing (A) the monthly charge for the Multi-Unit Facility for the programming package containing the applicable Service, by (B) the lowest monthly rate the Participating Member charges single-family home subscribers for the same or a substantially similar programming package.

         ii. If a Participating Member serves subscribers in a Multi-Unit Facility only, the number of its Equivalent Subscribers for a Multi-Unit Facility is calculated by dividing (A) the monthly charge for the Multi-Unit Facility for the programming package containing the applicable Service, by (B) the National Cable Television Association's annually adjusted industry average cable television Participating Member retail rate for programming packages substantially similar to the package that contains the applicable Service.ii.

     h. COMMERCIAL SUBSCRIBER RATE. NCTC will pay Network a monthly fee for each Commercial Subscriber equal to the greater of (i) twice the applicable Base Rate and (ii) 50% of the rate charged by the Participating Member Owner for the Commercial Subscriber.

    i. MORE FAVORABLE FEES. Network agrees that if at any time during the Term Network provides the service to any other multi-channel video programming distributor having an equal or lesser number of Service Subscribers than the Participating Members in the aggregate (an `Equal Distributor') on the basis of a rate card which is more favorable than the rate card attached hereto, Network shall promptly notify NCTC in writing, and NCTC shall immediately be entitled to incorporate into this Agreement the rate card applicable to the Equal Distributor for the benefit of the Participating Members effective on the first day of the month following the date Network first allows such Equal Distributor to distribute the Service on the basis of such more favorable rate card.

     8. COPYRIGHT AND TRADEMARK. NCTC and Participating Members recognize Network's exclusive right, title and interest in and to the copyright for the Services and programming, including the marks, names and logos of the programming used at any time during the Term. Neither NCTC nor Participating Members will authorize, cause, or permit any Service or other material furnished by Network to NCTC or Participating Members pursuant to this Agreement to be recorded, duplicated, rebroadcast or otherwise transmitted or used for any purpose other than distribution as permitted herein. NCTC and Participating Members recognize that the service marks, trademarks, trade names, logos and other material used for the distribution and promotion of the Services and their programming ("MARKS") are the exclusive property of Network and that neither NCTC nor Participating Members acquire any proprietary rights in the Marks by reason of this Agreement. Notwithstanding the foregoing, promotional materials provided by Network and uses of Marks in a factual manner in routine promotional materials such as program guides, program listings, and bill stuffers, if consistent with Network's prior uses, are deemed approved unless Network otherwise notifies NCTC or Participating Members.

9.   INDEMNITIES; DAMAGES.


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     a.  Network will indemnify NCTC against all liabilities, claims, costs, damages and expenses (including reasonable attorneys' fees and court costs) (collectively "CLAIMS") relating to or arising out of Network's breach of this Agreement.

     b. Network will indemnify NCTC against all Claims arising out of the use of or relating to the content of any Service furnished by Network to and distributed by NCTC in accordance with this Agreement, excluding the Claims of any music performing rights association (such as ASCAP, BMI) that a separate music performance rights license is required for any Participating Member's distribution of the Service from its headend to its Service Subscribers, and excluding any programming materials added to advertisements inserted into the Services by NCTC or a Participating Member pursuant to Section 7. Notwithstanding the preceding sentence, Network will use reasonable efforts to negotiate a single license fee (covering both Network's transmission of the Service to the Participating Members and the Participating Members' distribution of the Service to their Service Subscribers) for the transmission of copyrighted musical works in the Service.

     c. NCTC will indemnify Network against all Claims relating to or arising out of any of the following:

         i.       NCTC's breach of this Agreement;

         ii alteration of, delay of, insertion of material into, or deletion of material from the Service by NCTC or any Participating Member or Participating Member Owner;

         iii. use of the Service by any of NCTC's clients or customers (including any Participating Member or Participating Member Owner) in violation of this Agreement;

         iv. a dispute between or among NCTC and any Participating Member or Participating Member Owner.

     d. The party seeking indemnification will promptly notify the other party in writing of a Claim for which such indemnity applies. The indemnifying party may assume the defense of all Claims to which its indemnity applies. The indemnified party will cooperate fully with the indemnifying party (at the indemnifying party's expense) in defending and settling Claims. The indemnifying party will not have to provide indemnity if the party seeking indemnity settles a Claim without the indemnifying party's written consent. This Section will survive termination or expiration of this Agreement.

     e. DAMAGES LIMITED. Notwithstanding the foregoing, Network will not be liable to NCTC or any person claiming through NCTC for any incidental or consequential damages or loss of revenues, whether foreseeable or not, caused by any breach of this Agreement by Network.

10.  LEGAL COMPLIANCE.

     a. GENERAL. Each party will comply with all applicable laws, rules, regulations, and government requirements, including but not limited to those adopted under Section 713 of the Telecommunications Act of 1996.

     b. COMPLIANCE WITH CHILDREN'S TELEVISION ACT. Network will comply in all respects with the limitations of the Children's Television Act of 1990 and the regulations of the FCC promulgated thereunder as they apply to Network with respect to cable television Participating Members and cable operators. If Network provides children's programming, Network will provide all records and certifications that NCTC may reasonably request, demonstrating compliance under the Children's Television Act regulations as are necessary for NCTC to timely demonstrate its compliance with the cable recordkeeping requirements of the Children's Television Act regulations.


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11.  FORCE MAJEURE. Neither Network nor NCTC will incur any liability to the other for any delay, preemption or other failure to perform when such delay, preemption or failures is due to any cause beyond the control of the party whose performance is so affected, including without limitation an act of God, fire, war, strike, riot, labor dispute, natural disaster, technical failure (including the failure of all or part of the equipment of others), failure of performance of any entity with which Network has a contract for the supply of programming, or any legal prohibition, decree, regulation or requirement of any governmental authority having jurisdiction ("FORCE MAJEURE"). But if Force Majeure prevents Network's delivery of any Service to any Participating Member for more than 12 hours in any month such that the Participating Member is prevented from delivering the Service to its Service Subscribers (although the change in the availability or scheduling of any particular Service programming will not be considered non-delivery of the Service so long as substitute programming replaces the unavailable or re-scheduled programming), then Network will reduce the Participating Member's monthly fee per Service Subscriber for that month and that Service by the lesser of (a) the same percentage, if any (not exceeding 100%), by which that Participating Member has reduced its monthly Service fees to its Service Subscribers due to the interruption, or (b) the percentage that the number of hours of interruption bears to the total number of hours of the Service that the Participating Member would otherwise have distributed.

12.  TERMINATION.

     a. Besides its other rights at law or equity, Network may terminate this Agreement on notice to NCTC: (i) if NCTC or any Participating Member or Participating Member Owner breaches any material term of this Agreement; but if the breach is curable, then Network may not exercise its termination rights or other rights at law or in equity for that breach unless that breach is not fully cured within 30 days (10 days if a monetary breach) of the notice of breach; (ii) if NCTC becomes insolvent, files a petition in bankruptcy, or seeks relief under any similar law related to its financial condition; or (iii) if any person files an involuntary petition in bankruptcy against NCTC, or seeks relief under any similar law related to NCTC's financial condition, unless the involuntary petition is dismissed or relief is denied within 30 days after it has been filed or sought. The termination of this agreement by Network in respect of any Participating Member or the termination of this agreement by any Participating Member in respect of Network shall have no effect upon this Agreement as among Network, NCTC and the other Participating Members.

     b. Besides its other rights at law or in equity, NCTC may terminate this Agreement on notice to Network if: (i) Network breaches any material term of this Agreement, but if the breach is curable, then NCTC may not exercise its termination rights or other rights at law or in equity for that breach unless that breach is fully cured within 30 days of the notice of termination; or (ii) Network files a petition in bankruptcy, is insolvent, or seeks relief under any similar law related to its financial condition; or (iii) if any person files an involuntary petition in bankruptcy against Network, or seeks relief under any similar law related to Network's financial condition, unless the involuntary petition is dismissed or relief is denied within 30 days after it has been filed or sought.

     c. This Agreement expires automatically with respect to any Service that Network discontinues.

13. TAXES. All fees under this Agreement are net of taxes. NCTC or Participating Member is responsible for all taxes, franchise fees and similar charges (a) levied on NCTC or Participating Member, (b) related to any Participating Member or its sale or use of any Service, or (c) related to NCTC's distribution of any Service to any Participating Member. NCTC represents that it and each Participating Member are acquiring each Service for resale only.

14.  ASSIGNMENT; THIRD PARTIES.

     a. This Agreement and its obligations and benefits will bind each party's respective transferees and successors, but NCTC may not assign or otherwise transfer this Agreement in whole or in part by operation of law or otherwise, without Network's prior written consent. No provision of this Agreement is intended to, and may not be construed to, provide or create any third-party beneficiary right or any other right of any kind in favor of any client, customer (including any Participating Member) , affiliate, shareholder, partner, officer, director, employee, or agent of NCTC. In the event of any valid assignment of this Agreement by Network, Network will be relieved of all obligations arising after such assignment and NCTC and Participating Members will look solely to the assignee for performance of such obligations.


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     b.   NCTC will require each Participating Member to notify NCTC promptly of any sale of any of its Participating Members or change in control of the Participating Member, and NCTC will then notify Network promptly of any sale of any Participating Member or change in control of any Participating Member. If a sale or change in control is to a Participating Member with which Network has a then effective agreement to distribute any Service, Network may, by giving NCTC 30 days' notice, delete that Participating Member Participating Member(s) from that Service's listing on the Schedule of Participating Members, in which case NCTC will have no further right to distribute the Service to that Participating Member(s).

15.  CHOICE OF LAW.

     a. This Agreement is subject to the Communications Act of 1934, as amended, the Cable Television Consumer Protection and Competition Act of 1992 and the rules promulgated by the FCC pursuant to the foregoing and all applicable federal, state and local statutes and laws.

     b. THIS AGREEMENT AND ALL COLLATERAL MATTERS RELATING THERETO WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, APPLICABLE TO AGREEMENTS FULLY MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

16. PRIOR AFFILIATION AGREEMENTS. Effective the Commencement Date, this Agreement will supersede each affiliation agreement in existence on the Commencement Date between NCTC (or its predecessors in interest) and any owner of any Service covered by this Agreement (or the predecessors of any owner), for carriage of any Service covered by this Agreement.

17. NOTICE. Unless this Agreement otherwise permits, a party's notice under this Agreement will be effective only if in writing and sent by overnight delivery or registered or certified U.S. mail to the party's address given below. Notice sent by overnight delivery will be effective on the next business day after timely delivery to the overnight courier. Notice sent by mail will be effective on the third day after posting. A party may change its address by giving the other party notice of its new address.

18. COMPLETE UNDERSTANDING. This Agreement, including the Schedule of Participating Members, contains the entire understanding of the parties and supersedes all their prior or contemporaneous oral understandings and all their prior written understandings relating to the subject matter of this Agreement.

19. WAIVER. No waiver of any right under, and no amendment to, this Agreement will be effective unless in writing and signed by both parties.

20. DRAFTING. No provision of this Agreement may be interpreted against any party because that party or its legal representative drafted the provision.

21. CONFIDENTIALITY. NCTC will not disclose the terms of this Agreement to any third party (other than to its respective employees, attorneys, accountants, members and prospective members that have signed a confidentiality agreement and other agents on a need-to-know basis in their capacity as such, requiring them to maintain the same non-disclosure) without Network's consent.

22. RESERVATION OF RIGHTS. Network reserves, and may exercise as it chooses, all rights to the Service not specifically granted to NCTC under this Agreement.

23. NO PERSONAL RECOURSE. Any recourse of either party against the other under or relating to this Agreement extends only to that party and not to any employee, owner, shareholder, partner, member, director, officer, or agent of that party.

24. SEVERABILITY. The invalidity of any provision of this Agreement will not affect the validity of any other provision, except that the parties acknowledge that the carriage requirements in Section 5 of this Agreement comprise an essential element of the consideration to Network such that, if one or more of the carriage requirements were held to be invalid, illegal or unenforceable, Network may, in its sole discretion, terminate this Agreement with respect to some or all of NCTC's Participating Members upon 60 days' written notice to NCTC.

EXECUTED BY THE PARTIES AS OF THE COMMENCEMENT DATE.

         NATIONAL CABLE TELEVISION CO-OP


         By:
            --------------------------------------
              Senior Vice President, Programming

         Address:







         HISPANIC TELEVISION NETWORK, INC.


         By:
            --------------------------------------
           President/Chief Executive Officer


         ADDRESS:

         HISPANIC TELEVISION NETWORK
         6125 Airport Freeway, Suite 200
         Fort Worth, Texas 76117
         Attention: Bryan O'Hara
         Facsimile: (817) 222-9809

                        SCHEDULE OF PARTICIPATING MEMBERS

                                    RATE CARD



           2001 ........................................ FREE

           2002  2003, 2004, 2005
           ----  ----------------

           Analog .................. $0.05 per subscriber

           Digital Basic ........... $0.07 per subscriber

           Digital Tier ............ $.085 per subscriber

           All with annual CPI increases beginning 1/1/04

           EACH JANUARY AND JUNE OF 2002, 2003, 2004, 2005 ARE FREE INLUI OF MARKETING SUPPORT TO THE CABLE PARTICIPATING MEMBER.